Exhibit 99.1

FOR IMMEDIATE RELEASE:
Clear Channel Outdoor Reports Third Quarter 2011 Results
-Revenues Increase 8% to $748 Million
  -OIBDAN Grows 7% to $189 Million

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San Antonio, Texas October 31, 2011 Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for the third quarter ended September 30, 2011.

“We are pleased with the Company’s performance this quarter, both in the Americas and Internationally,” said Bob Pittman, Executive Chairman of the Clear Channel Outdoor Holdings Board of Directors.  “Looking ahead, I am excited about this opportunity to work closely with Ron Cooper and William Eccleshare to learn more about what else we can do to realize the full potential of our outdoor advertising businesses globally – especially in such innovative growth areas as digital displays.”

 “Our outdoor businesses delivered solid growth in both revenues and OIBDAN, reflecting the global economy’s gradual recovery during the quarter,” said Tom Casey, Executive Vice President and Chief Financial Officer.  “We will continue to deploy digital displays in our U.S. and our international markets, as we see opportunities to grow our footprint.  With this focus on innovation and industry leadership, we will be well positioned to capitalize fully when economies recover globally.”

Third Quarter 2011 Results

The Company reported revenues of $748 million in the quarter, an 8% increase from the $695 million in the third quarter of 2010.  Excluding the effects of movements in foreign exchange rates, the revenue rose 4%.1

•	Americas revenues grew $14 million, or 4%, compared to the third quarter of 2010, driven by bulletin, airport, poster and shelter displays, and particularly digital displays.
•
International outdoor revenues increased $39 million, or 11%, compared to the third quarter of 2010, resulting primarily from higher street furniture revenue across most of its markets, especially China.  Excluding the effects of movements in foreign exchange rates1, revenues were up 5%.

•
The Company’s OIBDAN1 improved 7% compared to the third quarter of 2010. OIBDAN1 totaled $189 million for the quarter compared to $176 million for the third quarter of 2010. Excluding the effects of movements in foreign exchange rates1, the increase in OIBDAN was 5%.

Clear Channel Outdoor Holdings’ consolidated net income was $10 million, or $0.01 per diluted share, for the quarter.  This compares to a consolidated net loss of $32 million, or $0.10 per diluted share, for the third quarter of 2010.  See Table 1 (Financial Highlights) for an analysis of the change in consolidated net income (loss).

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change

Revenues1:
Americas	$347,344	$333,269	4%
International	401,106	361,817	11%
Consolidated revenues	$748,450	$695,086	8%
Operating Expenses1,2:
Americas	$208,508	$193,483	8%
International	328,844	299,495	10%
Consolidated operating expenses	$537,352	$492,978	9%

OIBDAN1:
Americas	$138,836	$139,786	(1%)
International	72,262	62,322	16%
Corporate	(22,267)	(26,105)
Consolidated OIBDAN	$188,831	$176,003	7%

1See reconciliations of revenues, direct operating and SG&A expenses and OIBDAN excluding the effects of movements in foreign exchange rates, direct operating and SG&A expenses excluding non-cash compensation expenses, segment OIBDAN to consolidated operating income (loss) and the reconciliation of OIBDAN to net income (loss) at the end of this press release.  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

Americas

Americas revenue increased $14 million, or 4%, compared to the third quarter of 2010, due to the Company’s bulletin, airport, poster and shelter displays, and particularly digital displays.  Bulletin revenues improved due to digital growth driven by the increased number of digital displays, in addition to increased rates.  Airport, poster and shelter revenues were up due mainly to higher average rates.

Operating expenses2 grew $15 million during the quarter compared to the same period of 2010, driven primarily by increased site lease expense associated with higher airport and bulletin revenue, particularly digital, and the expanded deployment of digital displays.  Commission expenses associated with the increase in revenues were also up in the quarter.

Americas OIBDAN1 for the quarter was $139 million, a decrease of 1% compared to $140 million for the same period of 2010.

As of September 30, 2011, the Company had deployed 768 digital displays in 37 U.S. markets.  This includes 57 digital displays that were installed during the quarter.

International

International revenues increased $39 million, or 11%, during the quarter compared to the same period of 2010, resulting primarily from higher street furniture revenues across most of the Company’s markets, particularly China, due to improved yields and additional displays.  Billboard and street furniture revenues grew in France, reflecting mainly increased national and local sales, while improved rates on billboards led to higher revenues in Switzerland.  In addition, foreign exchange movements resulted in a $23 million increase in revenue.  Excluding the effects of movements in foreign exchange rates1, revenues were up 5%.

Operating expenses2 rose $29 million, attributable primarily to a $19 million increase from movements in foreign exchange rates1.  Higher site lease and selling and marketing expenses associated with the revenue increase also contributed to the expense growth.

Led by the revenue growth from the Company’s street furniture business, International OIBDAN1 for the quarter increased 16% to $72 million from $62 million for the same of period of 2010.  Excluding the effects of movements in foreign exchange rates1, OIBDAN rose 10%.

Conference Call

The Company, along with its parent company CC Media Holdings, Inc., will host a teleconference to discuss results today at 4:30 p.m. Eastern Time.  The conference call number is 800-260-0702 and the passcode is 221011.  The teleconference will also be available via a live audiocast on the investor section of the Clear Channel Outdoor website, located at http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 6:30 p.m. Eastern Time, for a period of thirty days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 221011.  The audiocast will also be archived on the website and will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended September 30,
	2011	2010
Revenues	$748,450	$695,086
Direct operating expenses (excludes depreciation and amortization)	408,132	380,619
Selling, general and administrative expenses (excludes depreciation and amortization)	131,915	115,224
Corporate expenses (excludes depreciation and amortization)	22,303	26,197
Depreciation and amortization	114,934	103,833
Other operating income (expenses) – net	37	(27,672)
Operating income	71,203	41,541

Interest expenses	61,809	60,276
Interest income on Due from Clear Channel Communications	12,215	4,800
Equity in earnings (loss) of nonconsolidated affiliates	1,038	(663)
Other income (expenses) – net	(1,859)	1,545
Income (loss) before income taxes	20,788	(13,053)
Income tax expenses	(11,002)	(18,829)
Consolidated net income (loss)	9,786	(31,882)
Less: amount attributable to noncontrolling interest	6,573	3,012

Net income (loss) attributable to the Company	$3,213	$(34,894)

Diluted net income (loss) per share	$0.01	$(0.10)

Weighted average shares outstanding – Diluted	356,428	355,585

Foreign exchange movements increased the Company’s quarterly revenues and direct operating and SG&A expenses by approximately $24 million and $21 million, respectively, compared to the same period of 2010.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2011 and December 31, 2010 was:

(In millions)	September 30, 2011	December 31, 2010

Cash	$632.0	$624.0
Total Current Assets	$1,552.9	$1,550.5
Net Property, Plant and Equipment	$2,211.2	$2,297.7
Due from Clear Channel Communications	$541.4	$383.8
Total Assets	$7,071.0	$7,076.6

Current Liabilities (excluding current portion of long-term debt)	$716.8	$724.2
Long-Term Debt (including current portion of long-term debt)	$2,548.8	$2,563.8
Shareholders’ Equity	$2,716.3	$2,708.1

TABLE 3 - Total Debt

At September 30, 2011 and December 31, 2010, Clear Channel Outdoor Holdings had total debt of:

(In millions)	September 30, 2011	December 31, 2010

Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500.0	$500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Other Debt	48.8	63.8
Total	2,548.8	2,563.8
Cash	632.0	624.0
Net Debt	$1,916.8	$1,939.8

The current portion of long-term debt, which is included in Other Debt, was $48 million as of September 30, 2011.

Liquidity and Financial Position

For the nine months ended September 30, 2011, cash flow provided by operating activities was $352 million, cash flow used for investing activities was $166 million, cash flow used for financing activities was $177 million, and the effect of exchange rate changes on cash was $1 million, for a net increase in cash of $8 million.

Capital expenditures for the quarter ended September 30, 2011 were approximately $60 million compared to $53 million for the quarter ended September 30, 2010.

The Clear Channel Worldwide Holdings, Inc. Notes indentures restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The Clear Channel Worldwide Holdings, Inc. Series B Notes indenture permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively. If these ratios are not met, the Company has certain exceptions that allow the Company to pay dividends, including a $500 million exception for the payment of dividends.

Consolidated leverage ratio, defined as total debt divided by EBITDA for the preceding four quarters, was 3.3:1 at September 30, 2011, and senior leverage ratio, defined as senior debt divided by EBITDA for the preceding four quarters, was also 3.3:1 at September 30, 2011.  The Company’s adjusted EBITDA of $785.5 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $37.6 million for non-cash items; (ii) an increase of $14.3 million related to expenses incurred associated with the Company’s cost savings program; and (iii) an increase of $10.4 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2011 and 2010.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the United Kingdom and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the2011 actual foreign revenues, expenses and OIBDAN at average 2010 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expense excluding non-cash compensation expense to expenses; (vi) Corporate expense excluding non-cash compensation expense to Corporate expense; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating Income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expenses – net	OIBDAN

Three Months Ended September 30, 2011
Americas	$74,124	$1,903	$62,809	$—	$138,836
International	19,345	792	52,125	—	72,262
Corporate	(22,303)	36	—	—	(22,267)
Other operating income – net	37	—	—	(37)	—
Consolidated	$71,203	$2,731	$114,934	$(37)	$188,831

Three Months Ended September 30, 2010
Americas	$84,440	$2,207	$53,139	$—	$139,786
International	10,970	658	50,694	—	62,322
Corporate	(26,197)	92	—	—	(26,105)
Other operating expenses – net	(27,672)	—	—	27,672	—
Consolidated	$41,541	$2,957	$103,833	$27,672	$176,003

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change

Consolidated Revenues	$748,450	$695,086	8%
Excluding: Foreign exchange decrease (increase)	(24,455)	—
Revenues excluding effects of foreign exchange	$723,995	$695,086	4%

Americas revenues	$347,344	$333,269	4%
Excluding: Foreign exchange decrease (increase)	(1,860)	—
Americas revenues excluding effects of foreign exchange	$345,484	$333,269	4%

International revenues	$401,106	$361,817	11%
Excluding: Foreign exchange decrease (increase)	(22,595)	—
International revenues excluding effects of foreign exchange	$378,511	$361,817	5%

Reconciliation of Expenses (Direct Operating and SG&A Expenses)
excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change

Consolidated Expenses	$540,047	$495,843	9%
Excluding: Foreign exchange decrease (increase)	(20,787)	—
Expenses excluding effects of foreign exchange	$519,260	$495,843	5%

Americas expenses	$210,411	$195,690	8%
Excluding: Foreign exchange decrease (increase)	(1,609)	—
Americas expenses excluding effects of foreign exchange	$208,802	$195,690	7%

International expenses	$329,636	$300,153	10%
Excluding: Foreign exchange decrease (increase)	(19,178)	—
International expenses excluding effects of foreign exchange	$310,458	$300,153	3%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change

Consolidated OIBDAN	$188,831	$176,003	7%
Excluding: Foreign exchange decrease (increase)	(3,668)	—
OIBDAN excluding effects of foreign exchange	$185,163	$176,003	5%

Americas OIBDAN	$138,836	$139,786	(1%)
Excluding: Foreign exchange decrease (increase)	(251)	—
Americas OIBDAN excluding effects of foreign exchange	$138,585	$139,786	(1%)

International OIBDAN	$72,262	$62,322	16%
Excluding: Foreign exchange decrease (increase)	(3,417)	—
International OIBDAN excluding effects of foreign exchange	$68,845	$62,322	10%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change

Americas	$210,411	$195,690	8%
Less: Non-cash compensation expenses	(1,903)	(2,207)
	208,508	193,483	8%

International	329,636	300,153	10%
Less: Non-cash compensation expenses	(792)	(658)
	328,844	299,495	10%

Plus: Non-cash compensation expenses	2,695	2,865
Consolidated divisional operating expenses	$540,047	$495,843	9%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change
Corporate Expenses	$22,303	$26,197	(15%)
Less: Non-cash compensation expenses	(36)	(92)
	$22,267	$26,105	(15%)

Reconciliation of OIBDAN to Net income (Loss)

(In thousands)	Three Months Ended September 30,		%
	2011	2010	Change
OIBDAN	$188,831	$176,003	7%
Non-cash compensation expenses	2,731	2,957
Depreciation and amortization	114,934	103,833
Other operating income (expenses) – net	37	(27,672)
Operating income	71,203	41,541

Interest expenses	61,809	60,276
Interest income on Due from Clear Channel Communications	12,215	4,800
Equity in earnings (loss) of nonconsolidated affiliates	1,038	(663)
Other income (expenses) – net	(1,859)	1,545
Income (loss) before income taxes	20,788	(13,053)
Income tax expenses	(11,002)	(18,829)
Consolidated net income (loss)	9,786	(31,882)
Less: amount attributable to noncontrolling interest	6,573	3,012

Net income (loss) attributable to the Company	$3,213	$(34,894)

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

For further information contact:

Media

Wendy Goldberg
Executive Vice President – Marketing and Communications
(212) 549-0965

Investors

Randy Palmer
Director of Investor Relations
(210) 822-2828

Or visit the Company’s web site at www.clearchanneloutdoor.com

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; changes in tax rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.